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                                                              Exhibit 23.1
                                                              Nash Finch Company
                                                              Form 10-K


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-54487) pertaining to the 1994 Stock Incentive Plan of Nash Finch Company. The Registration Statements (Form S-8 No. 33-64313 and No. 333-51512) pertaining to the 1995 Director Stock Option Plan of Nash Finch Company, Registration Statement (Form S-8 No. 333-27563) pertaining to the 1997 Non-Employee Director Stock Compensation Plan, Registration Statement (Form S-8 No. 333-81441) pertaining to the Nash Finch Company 1999 Employee Stock Purchase Plan, Registration Statement (Form S-8 No. 333-51506) pertaining to the Non-Plan Stock option of Nash Finch Company, and Registration Statement (Form S-8 No. 333-51508) pertaining to the 2000 Stock Incentive Plan of Nash Finch Company, of our report dated February 20, 2001, with respect to the consolidated financial statements and schedule of Nash Finch Company included in this Annual Report (Form 10-K) for the year ended December 30, 2000.


Ernst & Young LLP
Minneapolis, Minnesota
March 20, 2001